EXHIBIT 10.18

PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

         PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT, dated as of July 26, 2001, made by Reed Krakoff, a natural person residing in the sate of New York (the “Pledgor”) to Coach, Inc., a Maryland corporation (the “Pledgee”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement (as defined below).

W I T N E S S E T H:

         WHEREAS, the Pledgor has entered into that certain Secured Loan Agreement with the Pledgee, dated as of July 26, 2001 (as it may be amended, supplemented or modified from time to time, the “Loan Agreement”) evidencing a loan (the “Loan”) of $2,000,000 by the Pledgee to the Pledgor;

         WHEREAS, the Pledgor has been granted certain options to purchase shares of the Pledgee’s common stock; and

         WHEREAS, It is a condition precedent to the effectiveness of the Loan Agreement that the Pledgor shall grant the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the loan contemplated by the Loan Agreement, the Pledgor hereby agrees with the Pledgee as follows:

         Section 1   Grant of Security. The Pledgor hereby assigns, transfers and pledges to the Pledgee, and hereby grants to the Pledgee a security interest in, all of the Pledgor’s right, title and interest in, to and under the following, in each case, as to each type of property described below, whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (the “Collateral”):

                  (a) That certain option granted to Pledgor by Pledgee described on Schedule I hereto (the “Option”) to purchase 150,000 shares of Coach, Inc. common stock, par value $0.01 per share (“Common Stock”), and all shares of Common Stock acquired upon exercise of the Option (collectively, “Security Collateral”), and all dividends, cash, instruments and other property from time to time received upon the sale of, or receivable or otherwise distributed in respect of or in exchange for, any or all of such Security Collateral;

                  (b) That certain Stock Option Agreement, to the extent that it evidences the Option, in substantially the form set forth on Schedule II hereto (the “Assigned Agreement”), including without limitation all rights of the Pledgor under or with respect to the Assigned Agreement (all such Collateral being the “Agreement Collateral”);

                  (c) All proceeds of any and all of the foregoing Collateral (including, without limitation, any property or cash) and, to the extent not otherwise included, all payments under insurance (whether or not the Pledgee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and

                  (d) Any other property or right constituting any part of the Pledged Security.

         Section 2   Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Loan Documents (all such obligations of the Pledgor being the “Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Pledgee under any of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

         Section 3   Release of Security

                  (a) As of the date of the repayment of any Loan principal under the Loan Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor with respect to that number of shares of Common Stock subject to the Option (or acquired upon exercise of the Option) equal to the product of (a) 150,000 and (b) the ratio of (i) the amount of Loan principal repaid as of such date to (ii) $2,000,000.

                  (b) As of the date of each repayment of Loan principal, the termination of the security interest as described in Section 3(a) shall apply first with respect to any shares of Common Stock purchased by Pledgor upon exercise of the Option prior to such repayment date (or any other property received with respect to such shares) and then with respect to shares of Common Stock subject to the Option as of the date of such repayment.

         Section 4   Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Pledgee of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Pledgee shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 5   Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and shall be held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee. The Pledgee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee (as pledgee hereunder) or any of its nominees any or all of the Collateral. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

         Section 6   Representations and Warranties. The Pledgor represents and warrants as follows:

                  (a) A fully executed original counterpart of the Assigned Agreement has been delivered to the Pledgee.

                  (b) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interests created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Pledgee relating to this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Pledgor and is a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (d) The execution and delivery by the Pledgor of this Agreement and the performance of its obligations thereunder are within the Pledgor’s authority and capacity and do not contravene any law, regulation, order or contractual restriction binding on or affecting the Pledgor.

                  (e) The Pledge and grant of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Collateral in favor of the Pledgee, securing the payment of all of the Obligations.

         Section 7   Further Assurances

                  (a) The Pledgor agrees that from time to time the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will: (i) deliver and pledge to the Pledgee promptly upon receipt thereof all instruments or certificates representing or evidencing any of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Pledgee; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Pledgee may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                  (b) The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) The Pledgor will furnish to the Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Pledgee may reasonably request, all in reasonable detail.

                  (d) The Pledgor agrees to defend the title of the Collateral and the lien thereon of the Pledgee against the claim of any other person and to maintain and preserve such lien until payment in full of all of the Obligations.

         Section 8   Assigned Agreement. The Pledgor shall at its expense (a) perform and observe all the terms and provisions, in all material respects, of the Assigned Agreement to be performed or observed by it, enforce the Assigned Agreement in accordance with their respective terms, and take all such action to such end as may be from time to time reasonably requested by the Pledgee, (b) furnish to the Pledgee such information and reports regarding the Collateral as the Pledgee may reasonably request and (c) upon request of the Pledgee make to any other party to the Assigned Agreement such demands and requests for information and reports or for action as the Pledgor is entitled to make thereunder.

         Section 9   Voting Rights; Dividends

                  (a) So long as no Event of Default shall have occurred and be continuing:

                           (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of the Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if, in the Pledgee’s judgment, such action could have a material adverse effect on the Security Collateral or any part thereof; provided further, that the Pledgor shall give the Pledgee at least five business days’ written notice of the manner in which he intends to exercise, or his reasons for refraining from exercising, any such right.

                           (ii) Any and all (A) dividends and interest paid or payable including cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, (C) cash paid, payable or otherwise distributed in respect of principal of or in exchange for, any Security Collateral, and (D) cash dividends paid or payable in violation of the terms of the Loan Documents, shall be, and shall be forthwith delivered to the Pledgee to hold as, Security Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Pledgee as Security Collateral in the same form as so received (with any necessary endorsement).

                           (iii) The Pledgee shall (A) execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and (B) release to the Pledgor amounts of the Collateral as the Pledgor may reasonably request, but solely to the extent necessary to permit the Pledgor to exercise the rights set forth in the Assigned Agreement; provided that such exercise shall comply with the terms and provisions of such agreements and provided further that upon the exercise by the Pledgor of any such rights, all proceeds resulting from such exercise shall be, and shall be forthwith delivered to the Pledgee to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                           (iv) Upon the receipt by the Pledgee of adequate supporting documents, the Pledgee shall release to the Pledgor amounts of the Collateral as the Pledgor may reasonably request, but solely to the extent necessary to pay all taxes due and payable by the Pledgor upon the exercise of any options under the respective Assigned Agreement, and any gain recognized upon the sale or exchange of any collateral, or on any dividends or distributions previously received by the Pledgor and pledged to the Pledgee pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of any Event of Default all rights of the Pledgor to exercise or refrain from exercising the consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a)(i) shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise or refrain from exercising such consensual rights.

         Section 10   Transfers and Other Liens. The Pledgor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (b) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

         Section 11   Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) To ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) To receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, and

                  (c) To file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

         Section 12   Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

         Section 13   Pledgee’s Duties. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.

         Section 14   Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the “UCC”) (whether or not the UCC applies to the affected Collateral), and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Pledgee forthwith, assemble all or part of the Collateral as directed by the Pledgee and make it available to the Pledgee at a place to be designated by the Pledgee which is reasonably convenient to both parties and (ii) without notice except as specified below, sell or, to the extent permitted by applicable law, purchase the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claim against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Collateral to more than one offeree.

                  (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, the Pledgee may be compelled, with respect to the sale of all or any part of the Collateral, to limit purchases to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale without such restrictions, and notwithstanding such circumstances, agrees that such sale shall be deemed to have been made in a commercially reasonable manner.

                  (c) Any cash held by the Pledgee as Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and then or at any time thereafter be applied (after payment of any amounts payable to the Pledgee pursuant to Section 15) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  (d) The Pledgee may exercise any and all rights and remedies of the Pledgor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement.

                  (e) Subject to Section 9, all payments received by the Pledgor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee in the same form as so received (with any necessary endorsement).

In exercising the remedies provided for herein, the Pledgee shall comply with all provisions of the Assigned Agreement and with applicable law, including without limitation the securities laws.

         Section 15   Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee.

         Section 16   Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under the Loan Documents (b) be binding upon the Pledgor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns.

* * * * * * *

         IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement, and the Pledgee has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGOR

/s/ Reed Krakoff Reed Krakoff

PLEDGEE

By: /s/ Keith Monda Title: Chief Operating Officer

Schedule I

Option

		Class of
Pledgor	Issuer	Stock	Number of Shares	Exercise Price

Reed Krakoff	Coach, Inc	Common	150,000	$16.00